UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

MINN-DAK FARMERS COOPERATIVE
(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road Wahpeton, North Dakota	58075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 642-8411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

The Company announced yesterday that it has purchased all outstanding minority shares of the stock of its majority owned yeast company, Minn-Dak Yeast Company (MDYC), from Sensient Technologies Corporation, Milwaukee, Wisconsin. MDYC currently markets high quality fresh yeast to the baking industry under the Dakota brand name. Prior to the purchase of the Sensient owned shares, the Company owned 80% of the MDYC outstanding shares. In addition to being a 20% owner of MDYC, Sensient Sales and Service had overall responsibility for sales and marketing operations of MDYC products.

Also announced was the formation of a long-term business alliance with National Yeast LLC to manage and provide all commercial and technical support to MDYC. National Yeast was recently organized by 2 long-time yeast and food industry executives, Ric Mercuri and Scott Miller.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE

Dated: May 3, 2006	By	/s/ David H. Roche
David H. Roche President and Chief Executive Officer